December 21, 2018

[Executive Address]

Re:    Letter Agreement

Dear [Executive Name]:

Pursuant to your Phantom Units Agreements with Legacy Reserves LP (the “Partnership”) and Legacy Reserves Inc. (the “Corporation”), as amended (together the “Grant Agreement”), you are entitled to receive a cash amount from the Corporation equal to $[] in full settlement of your outstanding Phantom Units (the “Unit Settlement Amount”). Under the terms of the Third Amended and Restated Credit Agreement, dated as of April 1, 2014, among Legacy Reserves LP (the “Borrower”), Wells Fargo Bank, National Association, as administrative agent, and the lenders party thereto, as amended, however, the Corporation is prohibited from paying the full Unit Settlement Amount that are currently owed to you and other executives at this time. Therefore, the Corporation has determined that it will pay you an amount equal to $[]. In consideration of the Company making this payment and for such other good and valuable consideration, the receipt of which is hereby acknowledged, you irrevocably agree to forfeit your right to receive the remaining portions of the Unit Settlement Amount or any other amounts or benefits under the Grant Agreement (the “Residual Amount”). For the sake of clarity, you acknowledge and agree that (i) you and all persons and entities claiming through you have no further right to receive any amounts in respect of the Residual Amount and (ii) neither the Company nor any of its affiliates has made any agreement, representation or commitment to make up, replace or otherwise provide any payment or benefit in respect of the Residual Amount.

Please confirm your agreement this letter agreement by signing and dating below.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Very truly yours,

LEGACY RESERVES LP
By: Legacy Reserves GP, LLC, its general partners
By: Legacy Reserves Inc. its sole member

By:
Name:
Title:

LEGACY RESERVES INC.
By:
Name:
Title:

Dated	, 2018
Executive Signature

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